EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1 of our report dated May 13, 2008 relating to the combined consolidated financial statements of Global Water Resources, LLC and subsidiaries and Global Water Management, LLC, appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to us under the heading “Experts” in such Prospectus.
DELOITTE & TOUCHE LLP
Phoenix, Arizona
May 13, 2008